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                                                                    EXHIBIT 11.1

                              MEGATEST CORPORATION

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
              (AMOUNTS IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                         THREE MONTHS ENDED:  NINE MONTHS ENDED:
                                                         -------------------  ------------------
                                                             MAY 31, 1995        MAY 31, 1995
                                                             ------------        ------------
Weighted average number of common shares outstanding             7,187              7,180
Common share equivalents:
   Dilutive effect of stock options ................               174                 --
                                                              --------           --------
          Total average common and common
           equivalent shares .......................             7,361              7,180
                                                              ========           ========

Net income .........................................          $    792           $(15,302)
                                                              ========           ========
Net income per common and common equivalent share ..          $   0.11           $  (2.13)
                                                              ========           ========


                                                             MAY 31, 1994       MAY 31, 1994
                                                             ------------       ------------
Weighted average number of common shares outstanding             7,157              6,955
Common share equivalents:
   Dilutive effect of stock options ................               224                194
                                                              --------           --------
          Total average common and common
           equivalent shares .......................             7,381              7,149
                                                              ========           ========

Income before accounting change ....................          $  2,531           $  6,400
                                                              ========           ========
Net income .........................................          $  2,531           $  8,100
                                                              ========           ========
Income per common and common equivalent share
         before accounting change ..................          $   0.34           $   0.90
                                                              ========           ========
Net income per common and common equivalent share ..          $   0.34           $   1.13
                                                              ========           ========